EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

November 16, 2022

BLUE DOLPHIN REPORTS THIRD QUARTER 2022 RESULTS;

THIRD CONSECUTIVE QUARTER OF STRONG OPERATIONAL PERFORMANCE

•	Reported gross profit of $10.0 million for 3 months and $33.5 million for 9 months ended September 30, 2022.
•

Reported net income of $6.4 million, or $0.43 per share, for 3 months and $23.3 million, or $1.69 per share, for 9 months ended September 30, 2022, representing an increase of 320% and 328%, respectively, compared to the same periods a year earlier.

•

Reported refining operations segment contribution margin of $9.0 million for 3 months and $30.5 million for 9 months ended September 30, 2022, representing an increase of 1262% and 814%, respectively, compared to the same periods a year ago.

Houston, November 16, 2022 / Issuer Direct / -- Blue Dolphin Energy Company (“Blue Dolphin”)(OTCQX:BDCO), an independent refiner and marketer of petroleum products in the Eagle Ford Shale region, announced its financial results for the three and nine months ended September 30, 2022. For the three months ended September 30, 2022 (Q3 2022), Blue Dolphin had gross profit of $10.0 million compared to gross profit of $0.3 million for the quarter ended September 30, 2021 (Q3 2021).  Net income increased to $6.4 million, or $0.43 per share, for Q3 2022 from a net loss of $2.9 million, or a loss of $0.23 per share, for Q3 2021. Refining operations segment contribution margin, a non-GAAP financial measure, totaled $9.0 million for Q3 2022 compared to a segment contribution deficit of $0.8 million for Q3 2021. (See below for a reconciliation of non-GAAP financial measures to GAAP financial measures.)

For the nine months ended September 30, 2022 (9-Months 2022), Blue Dolphin had gross profit of $33.5 million compared to a gross loss of $1.0 million for the nine months ended September 30, 2021 (9-Months 2021). Net income increased to $23.3 million, or $1.69 per share, for 9-Months 2022 from a net loss of $10.2 million, or a loss of $0.80 per share, for 9-Months 2021. Refining operations segment contribution margin, a non-GAAP financial measure, totaled $30.5 million for 9-Months 2022 compared to a segment contribution deficit of $4.3 million for 9-Months 2021. (See below for a reconciliation of non-GAAP financial measures to GAAP financial measures.)

“We reported another quarter of strong operational performance as refining fundamentals remained strong,” said Jonathan P. Carroll, Chief Executive Officer of Blue Dolphin Energy Company.

1

Reconciliation of Segment Contribution Margin (Deficit)

(1) General and administrative expenses within refinery operations include the LEH operating fee, related party and accretion of asset retirement obligations.

(1) General and administrative expenses within refinery operations include the LEH operating fee, related party and accretion of asset retirement obligations.

Non-GAAP Financial Measures. This press release includes segment contribution margin, which, for refinery operations and tolling and terminaling business segments, represents net revenues (excluding intercompany fees and sales) attributable to the respective business segment less associated intercompany fees and sales less associated operation costs and expenses. We believe segment contribution margin is useful for investors to consider this measure in comparing the underlying performance of our business across periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss) as prepared in accordance with U.S. GAAP.

About Blue Dolphin

Blue Dolphin is an independent downstream energy company operating in the Gulf Coast region of the United States. Subsidiaries operate a light sweet-crude, 15,000-bpd crude distillation tower with more than 1.2 million bbls of petroleum storage tank capacity in Nixon, Texas. Blue Dolphin was formed in 1986 as a Delaware corporation and is traded on the OTCQX under the ticker symbol “BDCO”.  For additional information, visit Blue Dolphin's corporate website at http://www.blue-dolphin-energy.com.

Contact:

Jonathan P. Carroll

Chief Executive Officer and President

713-568-4725

2

Cautionary Statements Relevant to Forward-Looking Information for the Purpose of “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements relating to Blue Dolphin’s operations that are based on management’s current expectations, estimates and projections about the oil and gas industry. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Blue Dolphin undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For a discussion of risk factors that could cause actual results to differ materially from those in the forward-looking statements, please see the factors set forth under the heading “Risk Factors” in Blue Dolphin’s 2021 Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this press release could also have material adverse effects on forward-looking statements.

# # #

3